CNO Financial Group | 2017 Investor Day | June 5, 2017 1 1Q18 Financial and operating results for the period ended March 31, 2018 April 26, 2018 Unless otherwise specified, comparisons in this presentation are between 1Q17 and 1Q18. Exhibit 99.1

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on April 25, 2018, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, other non- operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 4

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 5 Quarter in Review  Strategic initiatives advancing – Moving several efforts from pilot to scale  Solid earnings results and continued financial strength – Franchise diversity driving consistent and profitable growth – Operating EPS up 29%, up 6% excluding the impacts of the change in tax rate – Book value per diluted share (excluding AOCI)1 of $21.94, up 2% sequentially – Capital position remains strong  Dividends paid of $15 million, no common stock repurchases 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 6 Segment Update – Total collected premiums down 2% – Annuity account values increased 4% – Life and health NAP down 8% and 18%, respectively – Continued growth in BD/RIA customer assets – Fee revenue1 up 18% – Total average producing agents down 7% 1 Fee revenue for prior periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018 Results Key Initiatives – Reshape the agent force through recruiting and retention – Improve success rate of new agents – Enhanced use of data for better underwriting results – Total collected premiums up 2%; supplemental health up 3% – Life and health NAP down 3% – Average producing agent count up 1% – Total collected premiums up 1% – NAP down 15% – Worksite recruiting – Geographic expansion – Product diversity – Enhanced Web/digital sales capabilities – Improved sales efficiency

1Q18 Earnings Highlights ($ millions, except per share data)

Financial Highlights

- Net income per diluted share of $0.50
- Net operating income per diluted share[1] of $0.44
  - Excluding significant items, net operating EPS[1] of $0.43
- Operating ROE[1] of 9.6%
- Holding company cash and investments of $378 million
  - Reflects lower statutory dividends and seasonality of HoldCo expenses
- Estimated consolidated RBC ratio of 427%
  - Reflects impact of asset allocation changes in the quarter

Financial Results



1Q17
1Q18
$0.44
$0.43
$0.34
$0.35
Net Operating Income Per Share[1]
Net Operating Income Per Share Excluding Significant Items[1]

	1Q17	1Q18
Net Operating Income[1]	$59.8	$73.9
Net Operating Income Excl. Significant Items[1]	$61.7	$73.0
Weighted Average Shares Outstanding (in millions)	175.1	169.7

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 7

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 8 Segment Results ($ millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Adjusted EBIT Excluding Significant Items1 Segment Highlights 1Q17 2Q17 3Q17 4Q17 1Q18 $91.4 $103.2 $106.9 $98.9 $87.2 $24.8 $23.6 $27.5 $24.7 $34.3 ($0.3) $8.0 $6.0 $5.9 ($0.4) Bankers Life Washington National Colonial Penn $0.4 $1.7 ($1.0) $0.6 $0.0 ($8.9) ($13.2) ($14.9) ($3.3) ($15.5) LTC in run-off Corporate Total CNO $107.4 $123.3 $124.5 $126.8 $105.6  Bankers Life results reflect lower Medicare supplement margins, partially offset by favorable investment income and expenses  Washington National results reflect favorable supplemental health claims  Colonial Penn better than expectations, with lower marketing spend offsetting slightly unfavorable mortality  LTC in run-off in-line with expectations  Corporate results reflect significant COLI outperformance in 1Q17 and lower expenses in 1Q18

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 9 $146 $146 $147 $149 $151 60.6% 60.4% 59.0% 56.6% 54.4% 1Q17 2Q17 3Q17 4Q17 1Q18 Earned Premium Reported Benefit Ratio ($ millions) 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Adjusted benefit ratio; long-term care IABR1 excluding impact of policyholder actions following rate increases and other one-time impacts Health Margins Washington National Supplemental Health IABR1 Bankers Life Long-term Care IABR1 Bankers Life Medicare Supplement Benefit Ratio $196 $194 $195 $193 $193 70.0% 70.4% 72.0% 70.7% 73.3% 1Q17 2Q17 3Q17 4Q17 1Q18 Earned Premium Reported Benefit Ratio $116 $114 $113 $111 $110 72.5% 66.2% 72.9% 73.1% 70.2% 74.2% 74.4% 72.9% 73.1% 72.6% 1Q17 2Q17 3Q17 4Q17 1Q18 Earned Premium Reported IABR Adjusted Benefit Ratio²  Benefit ratio of 73.3% in-line with expectations and reflecting implementation of crossover claims processing  Benefit ratio guidance of 71-74% for remainder of 2018  IABR1 of 54.4% reflects favorable incurred claims  IABR1 guidance of 58-61% for remainder of 2018  Adjusted IABR2 of 72.6%, reflects favorable incurred claims and persistency  IABR1 guidance of 75-80% for remainder of 2018

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 10 Priorities & Opportunities  Implementation and execution on strategic initiatives  Reducing long-term care exposure  Committed to effective capital deployment

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 11 Questions and Answers

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 12 Appendix

Growth Scorecard ($ millions)

		2017 1Q	2017 2Q	2017 3Q	2017 4Q	2018 1Q	% Change Q/Q
First Year Collected Premiums	Bankers Life	$311.1	$319.9	$288.2	$326.4	$299.5	-3.7%
	Washington National	20.5	19.7	18.9	19.3	19.7	-3.9%
	Colonial Penn	13.7	12.7	12.1	11.6	11.9	-13.1%
	Total CNO	$345.3	$352.3	$319.2	$357.3	$331.1	-4.1%
Collected Premiums	Bankers Life	$687.8	$680.6	$641.7	$696.3	$672.5	-2.2%
	Washington National	173.1	167.5	164.2	168.6	176.2	1.8%
	Colonial Penn	74.5	72.5	72.6	72.0	75.3	1.1%
	LTC in run-off	4.6	4.4	3.9	4.0	4.1	-10.9%
	Total CNO	$940.0	$925.0	$882.4	$940.9	$928.1	-1.3%
Policies Inforce[1] (thousands)	Bankers Life	1,673.5	1,671.7	1,665.6	1,672.0	1,648.0	-1.5%
	Washington National	964.6	964.5	963.1	964.1	969.5	0.5%
	Colonial Penn	853.3	849.4	845.1	841.0	841.9	-1.3%
	LTC in run-off	10.1	9.8	9.5	9.3	9.1	-9.9%
	Total CNO	3,501.5	3495.4	3,483.3	3,486.4	3,468.5	-0.9%
New Annualized Premium[2]	Life Insurance	$41.5	$36.0	$34.3	$33.6	$36.9	-11.1%
	Health Insurance	46.4	45.9	43.1	51.8	41.2	-11.2%
	Total Life & Health Insurance	$87.9	$81.9	$77.4	$85.4	$78.1	-11.1%
Annuity Account Values	Bankers Life	$7,869.7	$7,954.7	$8,047.2	$8,163.3	$8,221.2	4.5%
	Washington National	404.5	393.4	385.7	378.2	368.1	-9.0%
	Total	$8,274.2	$8,348.1	$8,432.9	$8,541.5	$8,589.3	3.8%
Annuity Collected Premiums	Bankers Life	$257.5	$264.3	$236.5	$272.3	$251.4	-2.4%
Fee Revenue[3]	Bankers Life	$16.1	$8.7	$8.9	$8.5	$19.0	18.0%

1 Includes third party products sold. See page 18 for a reconciliation to total policies inforce.
2 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.

3 Fee revenue for prior periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018

13

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 14 Investment Results ($ millions) Average Invested Assets and Cash $23,864 $23,982 $24,286 $24,580 $24,642 $312.0 $322.4 $325.9 $325.1 $329.1 1Q17 2Q17 3Q17 4Q17 1Q18 Net Investment Income 1 Earned Yield excludes assets held in our FHLB matchbook program.  Strong investment income results due to high alternatives returns as well as tactical shift to benefit from inter-quarter volatility  No impairments reflective of favorable credit quality and credit market condition  Prepayment income more in normalized range compared to trailing quarters  RBC negatively impacted by ratings of certain 1Q18 investments, largely in financials-related ETFs  Adopted new equity securities accounting standard as of January 1, 2018 - Requires equity investments to be measured at fair value with changes recognized in net income - 1Q18 pre-tax impact of ($12.5) million reported in non-operating earnings New Money Rate 5.23% 4.64% 5.38% 5.16% 5.36% Earned Yield1: 5.42% 5.54% 5.51% 5.43% 5.44% Pre- Pay/Call/Make- whole Income $0.6 $9.8 $16.9 $11.7 $4.4 Alternative Investment Income $8.5 $6.1 $8.9 $10.2 $19.9 Impairments $8.4 $5.1 $4.7 $4.6 - Quarter Highlights

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 15 Average Producing Agents1 1st Yr 2nd Yr 3rd Yr + Total 1st Yr 2nd Yr 3rd Yr + Total 3/31/2018 1,808 453 1,847 4,108 285 85 316 686 12/31/2017 1,845 463 1,863 4,171 288 85 314 687 9/30/2017 1,887 483 1,873 4,243 287 89 310 686 6/30/2017 1,941 503 1,880 4,324 285 91 308 684 3/31/2017 1,994 533 1,877 4,404 280 92 308 680 12/31/2016 2,037 567 1,875 4,479 279 90 308 677 9/30/2016 2,081 584 1,875 4,540 283 89 309 681 6/30/2016 2,123 598 1,882 4,603 284 88 307 679 3/31/2016 2,194 604 1,888 4,686 287 90 300 677 1 Producing agent counts are determined at the end of each month and only include agents who submitted at least one policy in the month. The average producing agent counts represent the average of the last 12 months producing agent counts. Washington NationalBankers Life

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 16 1Q18 Holding Company Liquidity ($ millions) Cash and Investments Balance - December 31, 2017 $396.6 Sources Dividends from Insurance Subsidiaries 20.0 Management Fees 26.7 Surplus Debenture Interest 12.0 Earnings on Corporate Investments 3.5 Net Intercompany Settlements and Other (18.7) Total Sources 43.5 Uses Interest Expense 0.9 Common Stock Dividends 15.4 Tax Payments 20.0 General Expenses & Other 22.0 Total Uses 58.3 Mark-to-market Changes in Investment Balances (3.9) Cash and Investments Balance - March 31, 2018 $377.9

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 17 Loss Carryforwards Valuation Allowance Non- Life(1) $484 Tax Asset Summary ($ millions) Loss Carryforwards Details  Total estimated economic value of NOLs of $265 million @ 10% discount rate (~$1.57 on per share basis)  NOLs are expected to offset 100% of the taxable income of our non-life companies and 35% of the taxable income of our life insurance companies through 2023 1 Excludes $10 million related to state operating loss carryforwards. 2 Excludes $7 million related to state operating loss carryforwards. Non-Life(2) $77

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 18 Policies Inforce 1Q17 2Q17 3Q17 4Q17 1Q18 Policies inforce: Bankers Life 1,519,474 1,515,445 1,510,160 1,500,573 1,485,235 Washington National 964,642 964,519 963,141 964,138 969,525 Colonial Penn 853,307 849,353 845,135 840,979 841,944 Long-term care in run-off 10,068 9,769 9,473 9,265 9,044 Total policies inforce 3,347,491 3,339,086 3,327,909 3,314,955 3,305,748 Third party policies inforce sold by Bankers Life agents 154,005 156,308 155,430 171,421 162,784 Total policies inforce and third party policies inforce sold by Bankers Life agents 3,501,496 3,495,394 3,483,339 3,486,376 3,468,532 The following summarizes total policies inforce as of the end of the period indicated.

1Q17 Significant Items

The table below summarizes the financial impact of significant items on our 1Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 89.7	$ 1.7 (1)	$ 91.4
Washington National	23.5	1.3 (2)	24.8
Colonial Penn	(0.3)	-	(0.3)
Long-term care in run-off	0.4	-	0.4
Adjusted EBIT from business segments	113.3	3.0	116.3
Corporate Operations, excluding corporate interest expense	(8.9)	-	(8.9)
Adjusted EBIT	104.4	3.0	107.4
Corporate interest expense	(11.5)	-	(11.5)
Operating earnings before tax	92.9	3.0	95.9
Tax expense on operating income	33.1	1.1	34.2
Net operating income *	$ 59.8	$ 1.9	$ 61.7
Net operating income per diluted share*	$ 0.34	$ 0.01	$ 0.35

(1) Pre-tax earnings in the Bankers Life segment included: (i) a $3.5 million expense increase for estimated future state guaranty association assessments, net of premium tax offsets, related to the liquidation of Penn Treaty Network America Insurance Company ("Penn Treaty"); partially offset by (ii) the $1.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policy holder actions following rate increases.

(2) Pre-tax earnings in the Washington National segment included a $1.3 million expense increase related to the aforementioned estimated future state guaranty association assessments, net of premium tax offsets, related to Penn Treaty.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

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2Q17 Significant Items

The table below summarizes the financial impact of significant items on our 2Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 112.6	$ (9.4) (1)	$ 103.2
Washington National	23.6	-	23.6
Colonial Penn	8.0	-	8.0
Long-term care in run-off	1.7	-	1.7
Adjusted EBIT from business segments	145.9	(9.4)	136.5
Corporate Operations, excluding corporate interest expense	(13.2)	-	(13.2)
Adjusted EBIT	132.7	(9.4)	123.3
Corporate interest expense	(11.6)	-	(11.6)
Operating earnings before tax	121.1	(9.4)	111.7
Tax expense on operating income	42.5	(3.3)	39.2
Net operating income *	$ 78.6	$ (6.1)	$ 72.5
Net operating income per diluted share*	$ 0.45	$ 0.03	$ 0.42

(1) Pre-tax earnings in the Bankers Life segment included: (i) favorable persistency (including the results of extensive procedures performed to identify policies that had terminated prior to June 30, 2017 due to death); and (ii) policy holder actions following long-term care rate increases. These items resulted in a release of reserves, primarily related to the long-term care business in the Bankers Life segment, which totaled $9.4 million.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018

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3Q17 Significant Items

The table below summarizes the financial impact of significant items on our 3Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 106.9	$ -	$ 106.9
Washington National	27.5	-	27.5
Colonial Penn	9.0	(3.0) (1)	6.0
Long-term care in run-off	(1.0)	-	(1.0)
Adjusted EBIT from business segments	142.4	(3.0)	139.4
Corporate Operations, excluding corporate interest expense	(14.9)	-	(14.9)
Adjusted EBIT	127.5	(3.0)	124.5
Corporate interest expense	(11.7)	-	(11.7)
Operating earnings before tax	115.8	(3.0)	112.8
Tax expense on operating income	39.1	(1.0)	38.1
Net operating income *	$ 76.7	$ (2.0)	$ 74.7
Net operating income per diluted share*	$ 0.45	$ (0.01)	$ 0.44

(1) Pre-tax earnings in the Colonial Penn segment reflects a $3.0 million out-of-period adjustment and refinement to liabilities for insurance products identified in conjunction with periodic updating of assumptions.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

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4Q17 Significant Items

The table below summarizes the financial impact of significant items on our 4Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2017		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 109.7	$ (10.8) (1)	$ 98.9
Washington National	23.7	1.0 (1)	24.7
Colonial Penn	5.9	-	5.9
Long-term care in run-off	0.6	-	0.6
Adjusted EBIT from business segments	139.9	(9.8)	130.1
Corporate Operations, excluding corporate interest expense	(3.3)	-	(3.3)
Adjusted EBIT	136.6	(9.8)	126.8
Corporate interest expense	(11.7)	-	(11.7)
Operating earnings before tax	124.9	(9.8)	115.1
Tax expense on operating income	39.1	(3.4)	35.7
Net operating income *	$ 85.8	$ (6.4)	$ 79.4
Net operating income per diluted share*	$ 0.51	$ (0.04)	$ 0.47

(1) Pre-tax earnings in the Bankers Life and Washington National segments reflect $10.8 million of favorable impacts and $1.0 million of unfavorable impacts, respectively, from our comprehensive annual actuarial review of assumptions.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018

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1Q18 Significant Items

The table below summarizes the financial impact of significant items on our 1Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 89.5	$ (2.3) (1)	$ 87.2
Washington National	34.3	-	34.3
Colonial Penn	(1.5)	1.1 (2)	(0.4)
Long-term care in run-off	-	-	-
Adjusted EBIT from business segments	122.3	(1.2)	121.1
Corporate Operations, excluding corporate interest expense	(15.5)	-	(15.5)
Adjusted EBIT	106.8	(1.2)	105.6
Corporate interest expense	(11.9)	-	(11.9)
Operating earnings before tax	94.9	(1.2)	93.7
Tax expense on operating income	21.0	(0.3)	20.7
Net operating income *	$ 73.9	$ (0.9)	$ 73.0
Net operating income per diluted share*	$ 0.44	$ (0.01)	$ 0.43

(1) Pre-tax earnings in the Bankers Life segment included the $2.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment included a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018

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Quarterly Earnings

($ millions)

	1Q17	2Q17	3Q17	4Q17	1Q18
Bankers Life	$ 89.7	$ 112.6	$ 106.9	$ 109.7	$ 89.5
Washington National	23.5	23.6	27.5	23.7	34.3
Colonial Penn	(0.3)	8.0	9.0	5.9	(1.5)
Long-term care in run-off	0.4	1.7	(1.0)	0.6	-
Adjusted EBIT from business segments	113.3	145.9	142.4	139.9	122.3
Corporate operations, excluding interest expense	(8.9)	(13.2)	(14.9)	(3.3)	(15.5)
Adjusted EBIT*	104.4	132.7	127.5	136.6	106.8
Corporate interest expense	(11.5)	(11.6)	(11.7)	(11.7)	(11.9)
Operating earnings before taxes	92.9	121.1	115.8	124.9	94.9
Tax expense on period income	33.1	42.5	39.1	39.1	21.0
Net operating income	59.8	78.6	76.7	85.8	73.9
Net realized investment gains (losses), net of related amortization	7.9	14.9	28.5	(2.0)	(15.2)
Fair value changes in embedded derivative liabilities, net of related amortization	(4.4)	(5.9)	2.3	5.5	25.1
Fair value changes related to the agent deferred compensation plan	-	-	(13.4)	1.2	-
Other	0.3	(1.6)	(3.3)	(4.2)	3.3
Non-operating income before taxes	3.8	7.4	14.1	0.5	13.2
Income tax expense (benefit):					
On non-operating income (loss)	1.3	2.6	5.0	0.1	2.8
Valuation allowance for deferred tax assets and other tax items	-	-	(15.0)	157.1	-
Net non-operating income (loss)	2.5	4.8	24.1	(156.7)	10.4
Net income (loss)	$ 62.3	$ 83.4	$ 100.8	$ (70.9)	$ 84.3

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes related to the agent deferred compensation plan; (4) charges in the valuation allowance for deferred tax assets and other tax items; and (5) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 24

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 25 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	1Q17	2Q17	3Q17	4Q17	1Q18
Net income(loss) applicable to common stock	$ 62.3	$ 83.4	$ 100.8	$ (70.9)	$ 84.3
Non-operating items:					
Net realized investment (gains) losses, net of related amortization	(7.9)	(14.9)	(28.5)	2.0	15.2
Fair value changes in embedded derivative liabilities, net of related amortization	4.4	5.9	(2.3)	(5.5)	(25.1)
Fair value changes related to the agent deferred compensation plan	-	-	13.4	(1.2)	-
Other	(0.3)	1.6	3.3	4.2	(3.3)
Non-operating (income) loss before taxes	(3.8)	(7.4)	(14.1)	(0.5)	(13.2)
Income tax (expense) benefit:					
On non-operating (income) loss	(1.3)	(2.6)	(5.0)	(0.1)	(2.8)
Valuation allowance for deferred tax assets and other tax items	-	-	15.0	(157.1)	-
Net non-operating (income) loss	(2.5)	(4.8)	(24.1)	156.7	(10.4)
Net operating income (a non-GAAP financial measure)	$ 59.8	$ 78.6	$ 76.7	$ 85.8	$ 73.9
Per diluted share:					
Net income(loss)	$ 0.36	$ 0.48	$ 0.59	$ (0.42)	$ 0.50
Net realized investment (gains) losses (net of related amortization and taxes)	(0.03)	(0.06)	(0.11)	0.01	0.07
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.01	0.02	(0.01)	(0.02)	(0.12)
Fair value changes related to the agent deferred compensation plan (net of taxes)	-	-	0.05	(0.01)	-
Valuation allowance for deferred tax assets and other tax items	-	-	(0.09)	0.94	-
Other	-	0.01	0.02	0.01	(0.01)
Net operating income (a non-GAAP financial measure)	$ 0.34	$ 0.45	$ 0.45	$ 0.51	$ 0.44

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CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 27 1Q17 2Q17 3Q17 4Q17 (a) 1Q18 Operating income 59.8$ 78.6$ 76.7$ 85.8$ 73.9$ Weighted average shares outstanding for basic earnings per share 173,431 170,556 168,684 167,428 167,060 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,634 1,796 2,298 - 2,617 Weighted average shares outstanding for diluted earnings per share 175,065 172,352 170,982 167,428 169,677 Net operating income per diluted share 0.34$ 0.45$ 0.45$ 0.51$ 0.44$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures (a) Equivalent common shares of 2,750 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17.

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	1Q17	2Q17	3Q17	4Q17	1Q18
Total shareholders' equity	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5	$ 4,617.2
Shares outstanding for the period	172,103,802	169,018,890	167,762,323	166,857,931	167,354,255
Book value per share	$ 26.77	$ 28.28	$ 29.10	$ 29.05	$ 27.59
Total shareholders' equity	$ 4,606.8	$ 4,779.3	$ 4,881.7	$ 4,847.5	$ 4,617.2
Less accumulated other comprehensive income	(729.6)	(894.5)	(933.6)	(1,212.1)	(894.3)
Adjusted shareholders' equity excluding AOCI	$ 3,877.2	$ 3,884.8	$ 3,948.1	$ 3,635.4	$ 3,722.9
Shares outstanding for the period	172,103,802	169,018,890	167,762,323	166,857,931	167,354,255
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,714,212	1,840,391	2,474,837	2,796,385	2,351,172
Diluted shares outstanding	173,818,014	170,859,281	170,237,160	169,654,316	169,705,427
Book value per diluted share (a non-GAAP financial measure)	$ 22.31	$ 22.74	$ 23.19	$ 21.43	$ 21.94

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases and other one-time impacts eliminates the release of reserves due to the impact of policyholder actions following rate increases and other one-time impacts.

(Dollars in millions)

	1Q17	2Q17	3Q17	4Q17	1Q18
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 115.6	$ 113.7	$ 112.7	$ 111.1	$ 109.5
Benefit ratio before imputed interest income on reserves	132.6%	126.9%	134.2%	135.3%	133.4%
Interest-adjusted benefit ratio	72.5%	66.2%	72.9%	73.1%	70.2%
Interest-adjusted benefit ratio, excluding the impact of reserve releases due to rate increases and other one-time impacts	74.2%	74.4%	72.9%	73.1%	72.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 31.8	$ 38.4	$ 30.5	$ 29.9	$ 32.6
Adjusted underwriting margin (excluding the impact of reserve releases due to rate increases and other one-time impacts)	29.8	29.0	30.5	29.9	30.0
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 145.6	$ 146.3	$ 147.2	$ 149.4	$ 151.3
Benefit ratio before imputed interest income on reserves	84.6%	84.5%	83.2%	80.7%	78.3%
Interest-adjusted benefit ratio	60.6%	60.4%	59.0%	56.6%	54.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 57.3	$ 57.9	$ 60.4	$ 64.8	$ 69.0

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CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 30 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes and amendment related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 31 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 1Q17 2Q17 3Q17 4Q17 1Q18 Operating income 272.7$ 287.6$ 300.0$ 300.9$ 315.0$ Operating income, excluding significant items 244.2$ 255.9$ 269.7$ 288.3$ 299.6$ Net Income 375.0$ 398.5$ 480.7$ 175.6$ 197.6$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,083.9$ 3,148.2$ 3,220.5$ 3,263.2$ 3,275.4$ Average common shareholders' equity 4,463.4$ 4,551.3$ 4,640.2$ 4,733.8$ 4,780.1$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryfo wards (a non-GAAP financial measure) 8.8% 9.1% 9.3% 9.2% 9.6% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 7.9% 8.1% 8.4% 8.8% 9.1% Return on equity 8.4% 8.8% 10.4% 3.7% 4.1% Trailing Twelve Months Ended (Continued on next page)

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 32 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Income, income, excluding Net excluding significant income - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 2Q16 63.7$ (2.9)$ 60.8$ 243.0$ 59.9$ 276.5$ 3Q16 64.3 (3.4) 60.9 239.6 18.6 261.3 4Q16 84.9 (24.1) 60.8 229.1 234.2 358.2 1Q17 59.8 1.9 61.7 244.2 62.3 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 (a) - The significant items have been discussed in prior press releases. (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve Months Ended				
	1Q17	2Q17	3Q17	4Q17	1Q18
Pretax operating earnings (a non-GAAP financial measure)	$ 425.6	$ 447.3	$ 464.8	$ 454.7	$ 456.7
Income tax expense	(152.9)	(159.7)	(164.8)	(153.8)	(141.7)
Operating return	272.7	287.6	300.0	300.9	315.0
Non-operating items:					
Net realized investment gains (losses), net of related amortization	16.5	19.4	36.5	49.3	26.2
Fair value changes in embedded derivative liabilities, net of related amortization	34.7	45.3	38.2	(2.5)	27.0
Fair value changes and amendment related to the agent deferred compensation plan	9.1	21.4	1.7	(12.2)	(12.2)
Loss on reinsurance transaction	(75.4)	(75.4)	-	-	-
Other	(1.1)	(2.8)	(5.4)	(8.8)	(5.8)
Non-operating income (loss) before taxes	(16.2)	7.9	71.0	25.8	35.2
Income tax expense (benefit):					
On non-operating income (loss)	(5.7)	2.8	24.9	9.0	10.5
Valuation allowance for deferred tax assets and other tax items	(112.8)	(105.8)	(134.6)	142.1	142.1
Net non-operating income (loss)	102.3	110.9	180.7	(125.3)	(117.4)
Net income	$ 375.0	$ 398.5	$ 480.7	$ 175.6	$ 197.6

(Continued on next page)

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CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 34 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q16 2Q16 3Q16 4Q16 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,975.3$ 3,010.1$ 3,010.1$ 3,209.5$ Net operating loss carryforwards 710.8 668.3 628.2 655.0 Accumulated other comprehensive income 540.5 777.8 855.5 622.4 Common shareholders' equity 4,226.6$ 4,456.2$ 4,493.8$ 4,486.9$ 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,236.6$ 3,263.2$ 3,335.0$ 3,225.6$ Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity 4,606.8$ 4,779.3$ 4,881.7$ 4,847.5$ 1Q18 Consolidated capital, excluding accumulated other comprehensive inc me (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,318.7$ Net operating loss carryforwards 404.2 Accumulated other comprehensive income 894.3 Common shareholders' equity 4,617.2$

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 35 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q17 2Q17 3Q17 4Q17 1Q18 C solidat d capital, excluding accumulated other comprehensive i co (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,083.9$ 3,148.2$ 3,220.5$ 3,263.2$ 3,275.4$ Net operating loss carryforwards 656.8 642.2 634.4 601.9 541.7 Accumulated other comprehensive income 722.7 760.9 785.3 868.7 963.0 Common shareholders' equity 4,463.4$ 4,551.3$ 4,640.2$ 4,733.8$ 4,780.1$ Trailing Four Quarter Average

CNO Financial Group | First Quarter 2018 Earnings | April 26, 2018 36 Information Related to Certain Non-GAAP Financial Measures 1Q17 2Q17 3Q17 4Q17 1Q18 Corporate notes payable 913.4$ 913.9$ 914.4$ 914.6$ 915.1$ Total shareholders' equity 4,606.8 4,779.3 4,881.7 4,847.5 4,617.2 Total capital 5,520.2$ 5,693.2$ 5,796.1$ 5,762.1$ 5,532.3$ orporat debt to capital 16.5% 16.1% 15.8% 15.9% 16.5% Corporate notes payable 913.4$ 913.9$ 914.4$ 914.6$ 915.1$ Total shareholders' equity 4,606.8 4,779.3 4,881.7 4,847.5 4,617.2 Less accumulated other comprehensive income (729.6) (894.5) (933.6) (1,212.1) (894.3) Total capital 4,790.6$ 4,798.7$ 4,862.5$ 4,550.0$ 4,638.0$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 19.1% 19.0% 18.8% 20.1% 19.7% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):